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                                                                   EXHIBIT 10.43

                                COMMERICAL LEASE

     THIS COMMERCIAL LEASE (the "Lease"), is made this 1st day of August, 1998, between the Chang Family Trust ("Lessor"), and Applied Biotech, Inc., a California corporation, with offices at 10237 Flanders Court, San Diego California 92121 ("Lessee").

1.   LEASED PREMISES.

     Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, upon and subject to the terms and provisions of this Lease, the premises described on Appendix A and located at 10237 Flanders Court, San Diego, California, together with all buildings and other improvements now or hereafter located thereon and all rights appurtenant thereto (the "Premises"). For the purposes of this Agreement, the parties hereby agree that the building on the Premises contains 40,000 square feet.

2.   TERM.

     Lessor demises the Premises for a term of five (5) years, commencing August 1, 1998, and ending on July 31, 2003 (the "Term"), unless terminated earlier pursuant to the terms of this Lease.

3.   OPTION TO EXTEND TERM.

     Lessor grants to Lessee an option ("Option") to extend the Term for two (2) additional periods of five (5) years each, the first such extension commencing on August 1, 2003 and the second such extension commencing on August 1, 2008. If the Lessee exercises the Option, the additional term of five (5) years shall constitute part of the Term. To exercise the Option for the first extension, Lessee must give Lessor notice in writing at least sixty (60) days prior to August 1, 2003. To exercise the Option for the second extension, Lessee must give Lessor notice in writing at least sixty
     (60) days prior to August 1, 2008. All terms and conditions of this Lease shall continue to apply during the term of the Option.

4.   RENT.

     Commencing on August 1, 1998 and continuing throughout the initial five (5) year Term, Lessee shall pay to Lessor an annual base rent equal to four hundred forty thousand dollars ($440,000) ("Annual Base Rent"), payable in equal monthly installments of thirty six thousand, six hundred sixty-six dollars and sixty-six cents ($36,666.66) in advance on the first business day of each month for that month's rental. If Lessee exercises its Options to extend the Term, (i) the Annual Base Rent for the first five (5) year extension shall be four hundred eighty thousand dollars ($480,000), payable in equal monthly installments of forty thousand dollars ($40,000) in advance on the first business day of each month for that month's rental, and (ii) the Annual Base Rent for the second five (5) year extension shall be five hundred twenty thousand dollars ($520,000), payable in equal monthly installments

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     of forty three thousand three hundred thirty-three dollars and thirty-three cents ($43,333.33) in advance on the first business day of each month for that month's rental. All Annual Base Rent payments shall be made to Lessor, at the address specified above or any address as specified in writing by Lessor. The amount of monthly installments payable by Lessor shall be prorated for any partial month of the Term.

5.   TAXES/ASSESSMENTS/UTILITIES

     5.1 As additional rent, the Lessee shall pay when due all real property taxes and other assessments (hereinafter the "Taxes and Assessments"), of every nature and description, whether general or special, (including, without being limited to, taxes and other assessments of water, sewer, fire or other special district) levied or assessed against the Premises during the Term; provided, however, that Lessee shall be entitled to elect to pay by installment payments any Taxes and Assessments and provided further that any Taxes and Assessments which apply for periods not concurrent with the Term shall be prorated so that Lessee pays only that portion which accrues or accrued during the Term.

     5.2 Taxes and Assessments payable hereunder for the calendar year in which this Lease commences or terminates will be prorated on the basis of a 365 day year, the Lessee paying the Taxes and Assessments assessed as of the December 31 immediately preceding the calendar year in which this Lease commences or terminates in proportion to that part of the calendar year during which the Lessee has possession of the Premises. If this Lease terminates prior to the time when the amount of the Taxes and Assessments payable for the calendar year in which termination occurs are known, appropriate provision for their adjustment will be made.

     5.3 The Lessee will furnish to Lessor evidence of the payment of the Taxes and Assessments within 10 days following the date upon which the payment is due.

     5.4 The Lessee shall have the right to contest the amount or validity of any Tax and Assessment by appropriate proceedings but only after payment of such Tax and Assessment unless such payment would bar such contest.

     5.5 Lessee shall pay all utilities with respect to the Premises, including but not limited to water, sewer, heat, gas, oil and electricity, and all services with respect to the Premises and the entranceways, exit ways and driveways providing access to the Premises, including, but not limited to, maintenance and cleaning, landscaping and snow removal.

6.   CARE AND MAINTENANCE OF PREMISES.

     Except as set forth in Section 15 hereof, Lessee shall, at its own expense, keep and maintain the Premises in good and safe condition and repair, reasonable wear and tear excepted, including roof, exterior walls, structural foundations, plate glass, electrical

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     wiring, plumbing and heating installations and any other system or equipment upon the Premises.

7.   ALTERATIONS AND IMPROVEMENTS.

     Lessee may make any non-structural alterations and improvements to the Premises which do not (a) materially or adversely affect the improvements on the Premises, (b) injure the structural safety of the buildings on the Premises, or (c) materially impair the value of the Premises or the building on the Premises. Any structural alterations and improvements to the Premises shall be subject to the Lessor's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

8.   LESSEE'S TRADE FIXTURES.

     For the purposes of this Agreement, the term "Lessee's Trade Fixtures" means all machinery, equipment and other items of personal property owned by the Lessee and especially designed or fitted for use in its trade or business which are not affixed or incorporated into the buildings in such a manner that their removal will cause substantial damage to the structure of the building. It is understood that Lessee may install Lessee's Trade Fixtures in the building on the Premises. All Lessee's Trade Fixtures will, notwithstanding the manner of their installation, remain the property of the Lessee and will be removed by the Lessee upon the termination of this Lease. The Lessee will repair any damage to the Premises occasioned by the removal of Lessee's Trade Fixtures.

9.   ORDINANCES AND STATUTES.

     Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Lessee.

10.  ASSIGNMENT AND SUBLETTING.

     Lessee shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Lessee may, without the prior consent of Lessor, assign this Lease or sublet all or a portion of the Premises to a parent, subsidiary, or entity under common control with Lessee, or to any party who acquires all or substantially all of the assets of Lessee, whether by way of merger, consolidation, reorganization or sale.

11.  ENTRY AND INSPECTION.

     Lessee shall permit Lessor or Lessor's agents to enter upon the Premises at reasonable times and upon reasonable notice, for the purposes of inspecting the same. Lessee will permit Lessor at any time within sixty (60) days prior to the expiration of this Lease to place upon the Premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the Premises thereafter.

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12.  INDEMNIFICATION.

     12.1 Lessee shall hold harmless, indemnify and defend Lessor and its employees and agents from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments (collectively "Losses") arising by reason of any death, bodily injury, personal injury or property damage to the extent resulting from the negligent act or omission of Lessee, its agents, contractors, or employees, a breach by Lessee of this Lease, or a violation by Lessee of any law.

     12.2 Lessor shall hold harmless, indemnify and defend Lessee and its employees and agents from all Losses arising by reason of any death, bodily injury, personal injury or property damage to the extent resulting from the negligent act or omission of Lessor, its agents, contractors, or employees, a breach by Lessor of this Lease, or a violation by Lessor of any law.

13.  INSURANCE.

     13.1 The Lessee, at its expense, shall maintain public liability insurance in the amount of $1,000,000 for bodily injury or death in any one accident and $1,000,000 per occurrence for property damage relating or claimed to relate to the Premises The Lessee shall maintain insurance on the buildings on the Premises for the benefit of the Lessor, any mortgagee of the Lessor, and the Lessee (as their interests may appear) against loss or damage by fire or other risks now embraced by standard "all risks of loss" coverage, so-called, in an amount not less than one hundred percent (100%) of the then full replacement cost of the buildings. The Lessee shall also purchase boiler and machinery insurance insuring the Lessor and the Lessee.

     13.2 Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as Additional Insured - Lessor on the public liability insurance referenced in Section 13.1. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies that may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation that might otherwise exist.

14.  EMINENT DOMAIN.

     If the Premises or any part thereof are taken in condemnation proceedings or by exercise of any right of eminent domain, (i) the Lessor will be entitled to collect from the condemnor the entire award that may be made in such proceeding without deduction therefrom for any interest of the Lessee under this Lease except that the Lessee shall be entitled to file a claim and/or bring a separate action for the value of that portion of the Lessee's Trade Fixtures and improvements which were taken and the cost of relation of Lessee; and (ii) this Lease will terminate on the date of such taking and the Annual Base Rent and all other

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     payments required to be made by the Lessee hereunder will be apportioned and paid to the date of such taking.

15.  DESTRUCTION OF PREMISES.

     In the event that all or a portion of the Premises or the building on the Premises are damaged by fire or other peril or casualty, and such restoration, repair or rehabilitation can be made within thirty (30) days of the date of such damage, then Lessor shall immediately proceed with all due diligence to restore, repair or rehabilitate the Premises and/or building to its condition prior to such loss. Lessor shall have the right to all applicable insurance for the purpose of making any such restoration, repairs or rehabilitation, and the amount recovered from such insurance shall be held in trust by Lessor and solely used to pay the costs for such restoration, repair or rehabilitation. During the period of restoration, repair or rehabilitation, the Annual Base Rent shall be equitably adjusted (based on the square footage area suitable for Lessee's use and occupancy, if any) until the entire Premises and building are suitable, in Lessee's reasonable judgment, for Lessee's use and occupancy. In the event the damage cannot be repaired within thirty (30) days after the date of such damage, either party may, at any time thereafter, elect by written notice to the other to terminate this Lease as of the date of the damage. In case of damage contemplated under this section, the Lessor shall, within ten
     (10) days of the loss, advise Lessee of the following: (i) estimated cost of restoration, repair and rehabilitation; (ii) proposed commencement date for making the restoration and repairs; and (iii) date by which the restoration, repairs and rehabilitation will be completed. In the event this Lease is not terminated pursuant to the above, all Annual Base Rent shall abate on a daily basis during the period that the Premises are not suitable for Lessee's use and occupancy. Lessor shall complete such repairs as promptly as possible. A total destruction of any of the buildings situated on which the Premises shall terminate this Lease.

16.  LESSOR'S REMEDIES ON DEFAULT.

     The Lessee will be in default under this Lease upon the occurrence of any of the following events or conditions as to the Lessee; (i) the Lessee's failure to pay the Annual Base Rent or make the other payments at the times and in the manner provided for herein, such failure having continued for a period of 10 days after written notice from Lessor; (ii) the Lessee's failure to perform or fulfill any other term, condition or agreement contained or referred to herein, on the part of the Lessee to be performed or fulfilled, such failure having continued, in the absence of reasonable efforts having been made by Lessee to correct the same, for a period of thirty (30) days after written notice thereof shall have been given by the Lessor to the Lessee, provided that if such failure to perform or fulfills such term, condition or agreement cannot reasonably be remedied within thirty (30) days, within such further time as may be reasonably necessary, with due diligence, to complete such performance; (iii) proceedings in bankruptcy or for liquidation, reorganization, or rearrangement of the Lessee's affairs shall be instituted by or against the Lessee, and such proceedings shall not be dismissed within 60 days of their filing; (iv) a receiver or trustee shall be appointed for all or substantially all of Lessee's business or assets on the grounds of Lessee's insolvency; (v) the Lessee shall make an assignment for the benefit of its creditors.

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17.  QUIET ENJOYMENT.

     Upon paying the rent and all other payments required to be made by the Lessee hereunder, and upon the Lessee performing and fulfilling all terms, conditions or agreements on the Lessee's part to be performed and fulfilled, the Lessee will quietly have and enjoy the Premises during the Term without hindrance by any person claiming by, through or under the Lessor.

18.  NOTICES.

     Any notice which either party may, or is required to give to the other party under this Lease shall be given by facsimile transmission, overnight courier, or certified or registered mail, postage prepaid, properly addressed to the respective parties as follows:

     If to Lessee:               Diagnostic Reagents, Inc.
                                 Attn.:  Dr. Yuh-geng Tsay
                                 601 California Avenue
                                 Sunnyvale, California  94086

     With a copy to:             Sybron Laboratory Products Corporation
                                 Attn.:  Michael K. Bresson, Esq.
                                 48 Congress Street
                                 Portsmouth, New Hampshire  03801

     If to Lessor:               Shung-Ho Chang Family Trust
                                 Attn.:

     Or to such other addresses as either party may from time to time by written notice designate as its address for the purposes of this Agreement and shall be deemed to have been received on the day following dispatch of any facsimile transmission sent after 5:00 PM EST, the day of receipt from any courier, and the fourth day following the mailing of any letter.

19.  GOVERNING LAW.

     This Lease and the performance thereof will be governed, interpreted, construed and regulated in accordance with the laws of the State of California, without regard to any conflicts of laws.

20.  SUBORDINATION.

     This Lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

21.  ENTIRE AGREEMENT.

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     The foregoing supercedes any and all other agreements, either oral or in writing, between the parties, and constitutes the entire agreement between the parties with respect to its subject matter. Each party acknowledges and represents that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or any person acting on behalf of any party, which are not embodied in this Agreement, and that no other agreement or statements of promise not contained in this Agreement shall be valid or binding. This Agreement may not be altered, amended or modified except by written instrument signed by both parties.

22.  ORDINANCES AND STATUTES.

     Lessee shall copy with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter by in force, pertaining to the Premises, occasioned by or affecting the use thereof by Lessee.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have signed this Agreement below.


LESSOR                                    LESSEE

CHANG FAMILY TRUST                        APPLIED BIOTECH, INC.


By:    /s/ Shung-Ho Chang                 By:  /s/ Yuh-geng Tsay
   -----------------------------------       ---------------------------------

Name:   Shung-Ho Chang                    Name:  Yuh-geng Tsay
     ---------------------------------         -------------------------------

Title:  Trustee                           Title: President of DRI
      --------------------------------         -------------------------------